FORM 8-A/A
(Amendment No. 1)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Carver Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3904174
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, New York	10027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $0.01 per share, of Carver Bancorp, Inc. (the "Company") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of Bancorp Capital Stock" and "Certain Differences in Stockholder Rights–Certain Anti-Takeover Provisions" in the Prospectus of the Company filed with the Securities and Exchange Commission on June 7, 1996 as part of the Company's Registration Statement on Form S-4, Registration No. 333-5559, which sections are incorporated herein by reference.

Item 2.  Exhibits.

The following documents are filed as a part of the registration statement (for the purposes of example only):

Exhibit No.	Description

1.	Certificate of Incorporation of Carver Bancorp, Inc. (1)
2.	Amended and Restated Bylaws of Carver Bancorp, Inc. (2)
3.	Stock Certificate of Carver Bancorp, Inc. (1)

(1)	Incorporated herein by reference to the Exhibits to Registration Statement No. 333-5559 on Form S-4 of the Registrant filed with the Securities and Exchange Commission on June 7, 1996.
(2)	Incorporated herein by reference to the Exhibits to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Carver Bancorp, Inc.
Date: July 9, 2007

By:	/s/ Deborah C. Wright
	Name:	Deborah C. Wright
	Title:	Chairman and Chief Executive Officer